                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K/A


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (date of earliest event reported):  July 15, 1996


                                MCLEOD, INC.
 -----------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


            Delaware                   0-20763               58-421407240
- -------------------------------    ---------------          ---------------
(State or Other Jurisdiction         (Commission             (IRS Employer
of Incorporation)                    File Number)            Identification
                                                             Number)


221 Third Avenue SE, Suite 500, Cedar Rapids, IA               52401
- ------------------------------------------------             ---------
(Address of Principal Executive Offices)                     (Zip Code)

      Registrant's telephone number, including area code:  (319) 364-0000

                 Pursuant to Items 7(a)(4) and 7(b)(2) of the Commission's General Instructions for Form 8-K, the undersigned registrant hereby amends
Item 7(a) of its Current Report on Form 8-K, which was filed with the Commission on July 29, 1996, to file consolidated financial statements of Ruffalo, Cody & Associates, Inc., which was acquired by the registrant on July 15, 1996, and further amends Item 7(b) of that Current Report on Form 8-K to file pro forma financial information for the registrant reflecting the acquisition of Ruffalo, Cody & Associates, Inc. Item 7(c) of that Current Report on Form 8-K is also hereby amended to reflect the accompanying Financial Data Schedule.

ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS

                 (a)      Financial Statements of Company Acquired

                 Included herewith are the following statements of Ruffalo, Cody & Associates, Inc.:

Consolidated balance sheets as of December 31, 1994 and 1995 and June 30, 1996 (unaudited)

Consolidated statements of income for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996 (unaudited)

Consolidated statements of redeemable common stock and warrants and common stockholders' equity (deficit) for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996 (unaudited)

Consolidated statements of cash flows for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996 (unaudited)

Notes to consolidated financial statements

                 (b)      Pro Forma Financial Information

                 Included herewith is the following unaudited pro forma financial information for the registrant:

Pro forma condensed balance sheet as of June 30, 1996

Pro forma condensed statements of income for the year ended December 31, 1995

Pro forma condensed statements of income for the six months ended June 30, 1996

                 (c) Exhibits.

*2. Agreement and Plan of Reorganization, dated as of July 12, 1996, by and among McLeod, Inc., Ruffalo, Cody & Associates, Inc., and certain shareholders of Ruffalo, Cody & Associates, Inc.

27               Financial Data Schedule.

*99. Press Release, dated July 15, 1996, regarding the agreement to acquire Ruffalo, Cody & Associates, Inc.


*Filed as an exhibit to the Current Report on Form 8-K filed July 29, 1996.

                                  SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  September 27, 1996                 McLEOD, INC.



                                          By:/s/ Blake O. Fisher, Jr.
                                             -------------------------
                                             Blake O. Fisher, Jr.
                                             Chief Financial Officer and
                                              Treasurer

                                 EXHIBIT INDEX

*2. Agreement and Plan of Reorganization, dated as of July 12, 1996, by and among McLeod, Inc., Ruffalo, Cody & Associates, Inc., and certain shareholders of Ruffalo, Cody & Associates, Inc.

27               Financial Data Schedule.

*99. Press Release, dated July 15, 1996, regarding the agreement to acquire Ruffalo, Cody & Associates, Inc.


*Filed as an exhibit to the Current Report on Form 8-K filed July 29, 1996.

                                    CONTENTS


- --------------------------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                                                 F-1
- --------------------------------------------------------------------------------------------------
FINANCIAL STATEMENTS

   Consolidated balance sheets as of December 31, 1994
       and 1995 and June 30, 1996 (unaudited)                                          F-2 - F-3
   Consolidated statements of income for the years ended
       December 31, 1993, 1994 and 1995 and the six months
       ended June 30, 1995 and 1996 (unaudited)                                              F-4
   Consolidated statements of redeemable common stock and
       warrants and common stockholders' equity (deficit) for
       the years ended December 31, 1993, 1994 and 1995 and
       the six months ended June 30, 1996 (unaudited)                                  F-5 - F-6
   Consolidated statements of cash flows for the years ended
       December 31, 1993, 1994 and 1995 and the six months
       ended June 30, 1995 and 1996 (unaudited)                                        F-7 - F-8
   Notes to consolidated financial statements                                         F-9 - F-16
- --------------------------------------------------------------------------------------------------

                      [MCGLADREY & PULLEN, LLP LETTERHEAD]

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Ruffalo, Cody & Associates, Inc.
Cedar Rapids, Iowa

We have audited the accompanying consolidated balance sheets of Ruffalo, Cody & Associates, Inc. and subsidiary as of December 31, 1994 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ruffalo, Cody & Associates, Inc. and subsidiary as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



                                                /s/ MCGLADREY & PULLEN, LLP


Cedar Rapids, Iowa
February 9, 1996, except for Note 8, as to which the date is July 15, 1996

RUFFALO, CODY & ASSOCIATES, INC.
AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS


                                                                           December 31,
                                                        -------------------------------------------         June 30,
ASSETS (NOTE 2)                                                   1994                    1995                1996
- ------------------------------------------------------------------------------------------------------------------------
                                                                                                           (Unaudited)
Current Assets
  Cash and cash equivalents                             $             -         $             -         $       46,647
  Receivables:
     Trade, less allowance for doubtful accounts
       1994 $88,072; 1995 and 1996 $50,000 (Note 7)           2,036,844               2,062,801              2,601,859
     Income tax refund                                           22,163                  23,900                      -
     Other                                                       18,021                  39,515                 41,218
Deferred income taxes, net (Note 3)                             115,000                  70,000                 70,000
Prepaid expenses                                                 64,829                  44,395                 29,588
                                                        ----------------------------------------------------------------
          TOTAL CURRENT ASSETS                                2,256,857               2,240,611              2,789,312
                                                        ----------------------------------------------------------------

Equipment and Leasehold Improvements
  Technical equipment                                         1,510,401               1,773,178              1,966,626
  Office equipment                                              127,578                 250,494                278,772
  Leasehold improvements                                         16,552                 108,724                122,976
  In-house phones                                                59,858                  67,931                 78,424
                                                        ----------------------------------------------------------------
                                                              1,714,389               2,200,327              2,446,798
  Less accumulated depreciation                                 635,134               1,043,527              1,295,577
                                                        ----------------------------------------------------------------
                                                              1,079,255               1,156,800              1,151,221
                                                        ----------------------------------------------------------------

Intangibles, primarily software, less accumulated
  amortization 1994 $18,807; 1995 $51,046;
  1996 $68,277                                                  464,789                 481,928                569,094
                                                        ----------------------------------------------------------------

Other Assets, deferred income taxes, net (Note 3)                13,000                   6,000                  6,000





                                                        ----------------------------------------------------------------
                                                        $     3,813,901         $     3,885,339         $    4,515,627
                                                        ================================================================




See Notes to Consolidated Financial Statements.

                                                                             December 31,
  LIABILITIES AND COMMON                                         -----------------------------------         June 30,
STOCKHOLDERS' EQUITY (DEFICIT)                                         1994                 1995               1996
- -------------------------------------------------------------------------------------------------------------------------
                                                                                                            (Unaudited)
Current Liabilities
  Notes payable (Note 2)                                         $     550,000       $     100,000      $      200,000
  Current maturities of long-term debt                                 123,505                   -                   -
  Checks issued not yet presented for payment                          207,773              16,376                   -
  Accounts payable                                                     269,337             181,313             372,013
  Accrued payroll and payroll related expenses                         263,018             291,269             383,206
  Accrued bonuses                                                      215,147             227,886             268,269
  Accrued commissions                                                  104,585             128,573             190,245
  Other accrued liabilities                                            317,065             243,349             209,507
  Income taxes payable                                                       -                   -              36,953
  Customer deposits                                                     91,303             722,846             490,716
                                                                 -------------------------------------------------------
          TOTAL CURRENT LIABILITIES                                  2,141,733           1,911,612           2,150,909
                                                                 -------------------------------------------------------

Long-Term Debt                                                         222,340                   -
                                                                 -------------------------------------------------------

Commitments (Notes 5 and 6)

Redeemable Common Stock and Warrants (Notes 4 and 8)
  Common stock, no par or stated value; issued
     1994, 1995 and 1996 318,182 shares                              1,590,910           2,068,183           2,227,274
  Common stock held by the 401(k) profit-sharing plan                        -              69,453             139,853
  Warrants, issued 1994, 1995 and 1996 90,909                          363,636             500,000             545,454
                                                                 -------------------------------------------------------
                                                                     1,954,546           2,637,636           2,912,581
                                                                 -------------------------------------------------------

Common Stockholders' Equity (Deficit) (Notes 2, 4, 6 and 8)
  Common stock, no par or stated value; authorized
     5,000,000 shares; issued 1994 500,000 shares;
     1995 515,685 shares; 1996 524,979 shares                          500,000             558,925             618,894
  Retained earnings (deficit)                                       (1,004,718)         (1,153,381)         (1,026,904)
                                                                 -------------------------------------------------------
                                                                      (504,718)           (594,456)           (408,010)
  Less maximum cash obligation related to 401(k)
     profit-sharing plan shares (Note 4)                                     -              69,453             139,853
                                                                 -------------------------------------------------------
                                                                      (504,718)           (663,909)           (547,863)
                                                                 -------------------------------------------------------
                                                                 $   3,813,901       $   3,885,339      $    4,515,627
                                                                 =======================================================

RUFFALO, CODY & ASSOCIATES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

                                                        Years Ended December 31,                    Six Months Ended June 30,
                                         ---------------------------------------------------------------------------------------
                                               1993               1994             1995               1995             1996
- --------------------------------------------------------------------------------------------------------------------------------
                                                                                                           (Unaudited)
Telemarketing and other revenue
  (Note 7)                                $  8,370,904       $  9,756,894     $   13,286,146     $  6,101,884     $  8,278,479
                                          --------------------------------------------------------------------------------------
Operating expenses:
  Cost of service                            3,811,520          4,752,031          6,618,481        2,998,585        4,225,252
  Selling, general and
     administrative                          3,380,973          4,022,104          5,376,135        2,401,419        3,252,973
  Depreciation and amortization                173,251            313,499            475,296          228,037          269,281
                                          --------------------------------------------------------------------------------------
          TOTAL OPERATING
            EXPENSES                         7,365,744          9,087,634         12,469,912        5,628,041        7,747,506
                                          --------------------------------------------------------------------------------------

          OPERATING INCOME                   1,005,160            669,260            816,234          473,843          530,973

Financial income (expense):
  Interest income                                4,854              1,034             41,780              135           10,258
  Interest (expense)                            (3,132)           (45,280)          (119,305)         (65,626)         (16,209)
                                          --------------------------------------------------------------------------------------

          INCOME BEFORE
            INCOME TAXES                     1,006,882            625,014            738,709          408,352          525,022

Income taxes (Note 3)                          340,532            223,380            273,735          143,000          194,000
                                          --------------------------------------------------------------------------------------

          NET INCOME                      $    666,350       $    401,634     $      464,974     $    265,352     $    331,022
                                          ======================================================================================

Net income (loss) attributable to
  common stockholders                     $    666,350       $   (416,548)    $     (148,663)    $    (41,467)    $    126,477
                                          ======================================================================================

Income (loss) per common and
  common equivalent share                 $       1.10       $      (0.83)    $        (0.29)    $      (0.08)    $       0.19
                                          ======================================================================================

Weighted average common and
  common equivalent shares
  outstanding                                  606,000            500,000            508,546          506,317          675,745
                                          ======================================================================================


See Notes to Consolidated Financial Statements.

RUFFALO, CODY & ASSOCIATES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF REDEEMABLE COMMON STOCK AND
WARRANTS AND COMMON STOCKHOLDERS' EQUITY (DEFICIT) (NOTE 6)
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND
SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED) (Continued on page F-6)



                                                                              Redeemable Common Stock and Warrants
                                                            ---------------------------------------------------------------------
                                                                                   401(k)
                                                                 Common        Profit-Sharing
                                                                 Stock           Plan Shares         Warrants          Total
- ---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1992                                   $  1,050,000     $            -     $    300,000     $  1,350,000
  Issuance of 9,091 shares of common stock
     upon the exercise of warrants                                 27,273                  -          (18,182)           9,091
  Purchase of 40,909 shares of redeemable
     common stock for retirement                                 (122,727)                 -                -         (122,727)
  Warrants cancelled or expired                                         -                  -         (100,000)        (100,000)
  Dividends ($.30 per share)                                            -                  -                -                -
  Net income                                                            -                  -                -                -
                                                            ---------------------------------------------------------------------
Balance, December 31, 1993                                        954,546                  -          181,818        1,136,364
  Net income                                                            -                  -                -                -
  Increase in estimated redemption price                          636,364                  -          181,818          818,182
                                                            ---------------------------------------------------------------------
Balance, December 31, 1994                                      1,590,910                  -          363,636        1,954,546
  Common stock contributed to 401(k)
     profit-sharing plan, 10,685 shares (Note 4)                        -                  -                -                -
  Issuance of 5,000 shares of common stock
     upon the exercise of options (Note 4)                              -                  -                -                -
  Net income                                                            -                  -                -                -
  Increase in estimated redemption price                          477,273                  -          136,364          613,637
  Change related to 401(k) profit-sharing plan shares                   -             69,453                -           69,453
                                                            ---------------------------------------------------------------------
Balance, December 31, 1995                                      2,068,183             69,453          500,000        2,637,636
  Common stock contributed to 401(k) profit-sharing
     plan, 10,140 shares (unaudited) (Note 4)                           -                  -                -                -
  Issuance of 375 shares of common stock upon
     the exercise of options (unaudited) (Note 4)                       -                  -                -                -
  Purchase of 1,221 shares of common stock for
     retirement (unaudited)                                             -                  -                -                -
  Net income (unaudited)                                                -                  -                -                -
  Increase in estimated redemption price (unaudited)              159,091                  -           45,454          204,545
  Change related to 401(k) profit-sharing plan shares
     (unaudited)                                                        -             70,400                -           70,400
                                                            ---------------------------------------------------------------------
Balance, June 30, 1996 (unaudited)                           $  2,227,274     $      139,853     $    545,454     $  2,912,581
                                                            =====================================================================

See Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF REDEEMABLE COMMON STOCK AND
WARRANTS AND COMMON STOCKHOLDERS' EQUITY (DEFICIT) (NOTE 6)
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND
SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED) (Continued)

                                                                            Common Stockholders' Equity (Deficit)
                                                           ------------------------------------------------------------------------
                                                                                                    Less Maximum
                                                                                                   Cash Obligation
                                                                                                       Related
                                                                                Retained              To 401(k)
                                                               Common           Earnings           Profit-Sharing
                                                               Stock            (Deficit)               Plan             Total
- -----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1992                                     $    500,000     $   (1,108,974)    $          -     $   (608,974)
  Issuance of 9,091 shares of common stock
     upon the exercise of warrants                                        -                (91)               -              (91)
  Purchase of 40,909 shares of redeemable
     common stock for retirement                                          -                  -                -                -
  Warrants cancelled or expired                                           -            100,000                -          100,000
  Dividends ($.30 per share)                                              -           (245,455)               -         (245,455)
  Net income                                                              -            666,350                -          666,350
                                                           ------------------------------------------------------------------------
Balance, December 31, 1993                                          500,000           (588,170)               -          (88,170)
  Net income                                                              -            401,634                -          401,634
  Increase in estimated redemption price                                  -           (818,182)               -         (818,182)
                                                           ------------------------------------------------------------------------
Balance, December 31, 1994                                          500,000         (1,004,718)               -         (504,718)
  Common stock contributed to 401(k)
     profit-sharing plan, 10,685 shares (Note 4)                     53,425                  -                -           53,425
  Issuance of 5,000 shares of common stock
     upon the exercise of options (Note 4)                            5,500                  -                -            5,500
  Net income                                                              -            464,974                -          464,974
  Increase in estimated redemption price                                  -           (613,637)               -         (613,637)
  Change related to 401(k) profit-sharing plan shares                     -                  -          (69,453)         (69,453)
                                                           ------------------------------------------------------------------------
Balance, December 31, 1995                                          558,925         (1,153,381)         (69,453)        (663,909)
  Common stock contributed to 401(k) profit-sharing
     plan, 10,140 shares (unaudited) (Note 4)                        65,909                  -                -           65,909
  Issuance of 375 shares of common stock upon
     the exercise of options (unaudited) (Note 4)                       375                  -                -              375
  Purchase of 1,221 shares of common stock for
     retirement (unaudited)                                          (6,315)                 -                -           (6,315)
  Net income (unaudited)                                                  -            331,022                -          331,022
  Increase in estimated redemption price (unaudited)                      -           (204,545)               -         (204,545)
  Change related to 401(k) profit-sharing plan shares
     (unaudited)                                                          -                  -          (70,400)         (70,400)
                                                           ------------------------------------------------------------------------
Balance, June 30, 1996 (unaudited)                             $    618,894     $   (1,026,904)    $   (139,853)    $   (547,863)
                                                           ========================================================================

RUFFALO, CODY & ASSOCIATES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  Years Ended December 31,        Six Months Ended June 30,
                                                          --------------------------------------------------------------------
                                                               1993          1994         1995          1995         1996
- ------------------------------------------------------------------------------------------------------------------------------
                                                                                                          (Unaudited)
Cash Flows from Operating Activities
  Net income                                              $   666,350  $    401,634  $   464,974    $  265,352  $   331,022
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                              173,251       213,72       304,255       142,516      182,649
    Amortization                                                    -       99,774       171,041        85,521       86,632
    Provision for doubtful accounts                                 -       38,072             -             -            -
    (Gain) loss on sale of equipment                                -       10,761        (3,942)       (3,942)           -
    Deferred income taxes                                      (6,000)           -        52,000             -            -
    Changes in assets and liabilities:
         other receivables                                   (541,671)    (869,041)      (47,451)      626,797     (540,761)
      (Increase) decrease in income
         taxes receivable                                     (18,042)      (4,121)       (1,737)       22,163       23,900
      (Increase) decrease in prepaid expenses                 (15,008)     (42,726)       20,434      (158,999)      14,807
      Increase (decrease) in accounts payable
         and accrued expenses                                 253,107      411,916       (43,337)     (392,739)     416,759
      Increase (decrease) in income tax payable               (28,452)           -             -        38,445       36,953
      Increase (decrease) in customer deposits                (42,141)      16,086       631,543         7,650     (232,130)
                                                          --------------------------------------------------------------------
        NET CASH PROVIDED BY OPERATING ACTIVITIES             441,394      276,080     1,547,780       632,764      319,831
                                                          --------------------------------------------------------------------

Cash Flows from Investing Activities
  Proceeds from sale of equipment                                   -        5,000        52,000        52,000            -
  Purchase of equipment and leasehold improvements           (146,220)    (784,985)     (568,660)     (302,641)    (246,471)
  Purchase of intangibles                                           -     (483,596)      (49,378)            -     (104,397)
                                                          --------------------------------------------------------------------
        NET CASH (USED IN) INVESTING ACTIVITIES              (146,220)  (1,263,581)     (566,038)     (250,641)    (350,868)
                                                          --------------------------------------------------------------------

Cash Flows from Financing Activities
  Proceeds from notes payable                               1,065,000    3,510,000     6,120,000     3,080,000    3,135,000
  Principal payments on notes payable                      (1,080,000)  (2,960,000)   (6,570,000)   (3,480,000)  (3,035,000)
  Proceeds from long-term borrowings                                -      600,000             -       204,104            -
  Principal payments on long-term borrowings                  (40,525)    (254,155)     (345,845)      (58,890)           -
  Proceeds from issuance of common stock upon
    the exercise of options                                         -            -         5,500             -          375
  Proceeds from issuance of redeemable common stock              9,000           -             -             -            -
  Purchase of redeemable common stock for retirement          (122,727)          -             -             -            -
  Purchase of common stock for retirement                           -            -             -             -       (6,315)
  Cash dividends paid                                               -     (245,455)            -             -            -
  Increase (decrease) in checks issued not yet
    presented for payment                                           -      207,773      (191,397)     (127,337)     (16,376)
                                                         ---------------------------------------------------------------------
        NET CASH PROVIDED BY (USED IN)
          FINANCING ACTIVITIES                               (169,252)     858,163      (981,742)     (382,123)      77,684
                                                          --------------------------------------------------------------------

        INCREASE (DECREASE) IN CASH AND
          CASH EQUIVALENTS                                    125,922     (129,338)            -             -       46,647

Cash and cash equivalents:
  Beginning                                                     3,416      129,338             -             -            -
                                                          --------------------------------------------------------------------
  Ending                                                  $   129,338  $         -   $         -   $         -  $    46,647
                                                          ====================================================================

RUFFALO, CODY & ASSOCIATES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                   Years Ended December 31,      Six Months Ended June 30,
                                                             -------------------------------------------------------------
                                                                1993         1994         1995       1995         1996
- --------------------------------------------------------------------------------------------------------------------------
                                                                                                        (Unaudited)
Supplemental Disclosures of Cash Flow Information
  Cash payments for:
     Interest                                                $  3,262     $ 39,183     $125,530    $61,862     $ 14,237
     Income taxes                                             400,702      235,517      223,472     82,392      133,146

Supplemental Schedule of Noncash Investing and
  Financing Activities
  Common stock contributed to 401(k) profit-sharing
     plan (Note 4)                                                                     $ 53,425    $53,425     $ 65,909
                                                                                       ===================================

  Increase in estimated redemption price of redeemable
     common stock and warrants                                            $818,182     $613,637
                                                                          ======================


See Notes to Consolidated Financial Statements.

RUFFALO, CODY & ASSOCIATES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED.)

- --------------------------------------------------------------------------------


NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business: The Company provides telemarketing services and systems to businesses and nonprofit entities throughout the United States.

Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A summary of the Company's significant accounting policies follows:

Principles of consolidation: The accompanying consolidated financial statements include Ruffalo, Cody & Associates, Inc. and its subsidiary, Campus-Call, Inc., which is wholly-owned. All material intercompany transactions and balances have been eliminated.

The results of operations of the subsidiary have been reported since the inception date of June 2, 1994.

Cash and cash equivalents: For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Equipment and leasehold improvements and depreciation: Equipment and leasehold improvements are carried at cost. Depreciation is computed by the straight-line method over the following estimated useful lives:


                                                   Years
                                                   -----
Technical equipment                                 3-5
Office equipment                                      5
Leasehold improvements                             5-10
In-house phones                                       5

Software costs: Costs incurred to develop software products are charged to expense as research and development costs until technological feasibility for the product is established. Thereafter, software production costs are capitalized and, once the product is available for sale, are amortized by the greater of (a) the ratio that current gross revenues for the product bear to the total current and anticipated future gross revenues for that product and
(b) the straight-line method over the remaining estimated economic life of the product including the period being reported on. If management's estimate of the future gross revenues or the remaining economic life of the product are reduced significantly, the carrying amount of software costs would be affected.

RUFFALO, CODY & ASSOCIATES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED.)

- --------------------------------------------------------------------------------

NOTE 1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition: Fees from telemarketing contracts are recognized as revenue in the period the services are performed.

Revenue on software license fees and sales which require installation will be recognized upon installation. Revenue on hardware sales will be recognized upon delivery and installation. Training and consulting fees are recognized as the services are performed. Upon installation of the system, the Company will record as deferred revenue the charge for software maintenance. Revenue will then be recognized on the straight-line basis over the term of the contract.

Income taxes: Deferred taxes are provided on a liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Stock options issued to employees and directors: Compensation expense for stock issued through stock option plans is accounted for using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued for Employees." Under this method, compensation is measured as the difference between the estimated market value of the stock at the date of award less the amount required to be paid for the stock. The difference, if any, is charged to expense over the periods of service.

The estimated market value used for the stock options granted is determined on a periodic basis by the Company's Board of Directors.

Common stock held by 401(k) profit-sharing plan: The Company's maximum cash obligation related to these shares is classified outside stockholders' equity because the shares are not readily traded and could be put to the Company for cash.

Earnings (loss) per common and common equivalent share: Earnings (loss) per common and common equivalent share are determined by dividing net income, less the increase in the estimated redemption price of redeemable common stock and warrants, by the weighted average number of common and common equivalent shares outstanding during each of the periods presented. Dilutive common stock equivalents related to the stock options discussed in Note 4 were determined using the treasury stock method. The estimated fair market value of the Company's common stock used to calculate the common stock equivalents under the treasury stock method for the periods presented has been estimated by management or determined by an independent appraisal. Earnings (loss) per common and common equivalent share assuming full dilution are the same as earnings (loss) per common and common equivalent share.

RUFFALO, CODY & ASSOCIATES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED.)

- --------------------------------------------------------------------------------


NOTE 1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently issued accounting standards: In March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which will require the Company to review for the impairment of long-lived assets and certain identifiable intangibles to be held and used by the Company whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of SFAS No. 121 is required in fiscal 1996.

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes a fair value based method for financial accounting and reporting for stock-based employee compensation plans. However, the new standard allows compensation to continue to be measured by using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," but requires expanded disclosures. SFAS No. 123 is effective in fiscal year 1996. The Company has elected to continue to apply the intrinsic value based method of accounting for stock options.

While the Company does not know precisely the impact that will result from adopting SFAS No. 121 and SFAS No. 123, the Company does not expect the adoption of SFAS No. 121 or SFAS No. 123 to have a material effect on the Company's consolidated financial statements.

Fair value of financial instruments: The carrying amount of current notes payable approximates fair value because these obligations bear interest at current rates.

Interim financial information (unaudited): The financial statements and notes related thereto as of June 30, 1996, and for the six-month periods ended June 30, 1995 and 1996, are unaudited, but in the opinion of management include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations. The operating results for the interim periods are not indicative of the operating results to be expected for a full year or for other interim periods. Not all disclosures required by generally accepted accounting principles necessary for a complete presentation have been included.

RUFFALO, CODY & ASSOCIATES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED.)

- --------------------------------------------------------------------------------

NOTE 2. PLEDGED ASSETS, CURRENT NOTES PAYABLE AND LONG-TERM DEBT

At June 30, 1996, the Company had a line of credit agreement with a bank under which they may borrow up to 80% of eligible trade receivables up to a maximum of $2,500,000. The Company has $200,000 outstanding under this agreement at June 30, 1996. Borrowings under this agreement are collateralized by substantially all of the Company's assets and bear interest at the bank's prime rate (the current effective rate is 8.25%). The agreement contains a covenant requiring the Company to maintain a certain amount of tangible net worth. The covenant was waived as of June 30, 1996. Additional available borrowings under the agreement totaled approximately $2,300,000 at June 30, 1996. The agreement expires May 2, 1997.


NOTE 3. INCOME TAX MATTERS

Net deferred tax assets consist of the following components as of December 31, 1994 and 1995:


                                                                                     1994             1995
                                                                              ---------------------------------
Deferred tax assets:
  Receivable allowances                                                       $       35,000     $     20,000
  Equipment and leasehold improvements                                                 5,000           17,000
  Intangibles                                                                         21,000            9,000
  Accrued expenses                                                                    32,000           50,000
  Deferred rent                                                                       35,000                -
                                                                              ---------------------------------
                                                                                     128,000           96,000
Deferred tax liabilities:
  Capitalized software costs                                                               -           20,000
                                                                              ---------------------------------
                                                                              $      128,000     $     76,000
                                                                              =================================


The deferred income tax amounts mentioned above have been classified on the accompanying balance sheets as of December 31, 1994 and 1995 as follows:

                                                                                       1994             1995
                                                                              ---------------------------------
Current assets                                                                $      115,000     $     70,000
Noncurrent assets                                                                     13,000            6,000
                                                                              ---------------------------------
                                                                              $      128,000     $     76,000
                                                                              =================================

RUFFALO, CODY & ASSOCIATES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED.)

- --------------------------------------------------------------------------------

NOTE 3.   INCOME TAX MATTERS (CONTINUED)

Income tax expense is composed of the following:


                                                                            Year Ended December 31,
                                                               -------------------------------------------------
                                                                      1993               1994             1995
                                                               -------------------------------------------------
Current tax expense                                            $      346,532     $    223,380     $    221,735
Deferred tax expense                                                   (6,000)               -           52,000
                                                               -------------------------------------------------
                                                               $      340,532     $    223,380     $    273,735
                                                               =================================================

The income tax provision differs from the amount of income tax determined by applying the U. S. Federal income tax rate to pretax income for 1993, 1994 and 1995 due to the following:


                                                                              Year Ended December 31,
                                                               -------------------------------------------------
                                                                        1993             1994             1995
                                                               -------------------------------------------------
Computed "expected" tax                                        $      342,340     $    212,505     $    251,161
Increase (decrease) in income taxes resulting from:
  Nondeductible expenses                                                1,674            6,072            9,774
  State income taxes, net of federal income tax
     benefit                                                            1,393            1,864            4,691
  Other                                                                (4,875)           2,939            8,109
                                                               -------------------------------------------------
                                                               $      340,532     $    223,380     $    273,735
                                                               =================================================


NOTE 4. EMPLOYEE BENEFIT PLANS

The Company has a 401(k) profit sharing plan for eligible employees. Contributions to the plan are at the discretion of the Company's Board of Directors. The amount of contribution included in operating expenses for the years ended December 31, 1993, 1994 and 1995 is $30,802, $52,473 and $59,494,
respectively. The contributions for 1994 and 1995 have been made with company stock.

In the event a terminated plan participant desires to sell his or her shares of the Company stock, or if certain employees elect to diversify their account balances, the Company may be required to purchase the shares from the participant at their fair market value. To the extent that shares of common stock held by the 401(k) profit-sharing plan are not readily traded, a sponsor must reflect the maximum cash obligation related to those securities outside of stockholders' equity. As of June 30, 1996, 19,979 shares held by the 401(k) profit-sharing plan, at a fair value of $7.00 per share, have been reclassified from stockholders' equity to liabilities.

RUFFALO, CODY & ASSOCIATES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED.)

- --------------------------------------------------------------------------------

NOTE 4.   EMPLOYEE BENEFIT PLANS (CONTINUED)

The Company pays bonuses to its officers at the discretion of the Board of Directors. The amount of these bonuses charged to operating expenses for the years ended December 31, 1993, 1994 and 1995 is $288,665, $179,165 and
$186,466, respectively.

The Company has established employee and director stock option plans for the benefit of eligible employees and directors under which options for the issuance of up to 295,000 shares of common stock may be granted. Under the employee and director plans, all options vest over a period of up to ten years as determined by the Board of Directors at the time of grant.

Other pertinent information related to the plan is as follows:


                                                            Shares      Option Price
                                                        -----------------------------

Outstanding at January 1, 1993                              154,000      $1.00-$1.10
  Granted                                                    67,000       3.00- 3.30
  Forfeited                                                 (15,000)      1.00- 3.00
                                                       -------------
Outstanding at December 31, 1993                            206,000       1.00- 3.30
  Granted                                                    32,500             6.00
                                                        -------------
Outstanding at December 31, 1994                            238,500       1.00- 6.00
  Excercised                                                 (5,000)            1.10
                                                        -------------
Outstanding at December 31, 1995                            233,500       1.00- 6.00
  Granted                                                    26,500             6.50
  Exercised                                                    (375)            1.00
  Forfeited                                                  (1,875)      1.00- 6.00
                                                        -------------
Under option, June 30, 1996                                 257,750      $1.00-$6.50
                                                        =============


                                                                               December 31,
                                                             ------------------------------------------------    June 30,
                                                                1993                1994              1995         1996
                                                             ---------------------------------------------------------------
                                                                                      Number of Shares
                                                             ---------------------------------------------------------------
Available for grant, end of year                               69,000              56,500            56,500         31,875
                                                             ===============================================================

Options exercisable, end of year                                    -              72,500           135,500        170,000
                                                             ===============================================================

RUFFALO, CODY & ASSOCIATES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED.)

- --------------------------------------------------------------------------------

NOTE 5. LEASE COMMITMENTS AND TOTAL RENT EXPENSE

The Company leases its main office space under an agreement which expires on April 30, 2005. This lease requires monthly rent payments totaling $29,851 and increasing to $32,429 in later years plus the payment of property taxes and maintenance.

The Company also leases other office space and office equipment under various leases which require various minimum rental payments through July 1997.

The total minimum lease commitment at December 31, 1995 under the operating leases mentioned above is $3,620,229 which is due as follows:


During the year ending December 31:
  1996                                                    $   438,644
  1997                                                        399,992
  1998                                                        358,215
  1999                                                        358,215
  2000                                                        378,839
  Later years                                               1,686,324
                                                         -------------
                                                          $ 3,620,229
                                                         =============

The total rent expense for the years ended December 31, 1993, 1994 and 1995 is approximately $241,500, $293,200 and $353,800, respectively.


NOTE 6. REDEEMABLE COMMON STOCK AND WARRANTS

In connection with an Investment Agreement covering the issuance of 350,000 shares of the Company's common stock, warrants were issued which entitle the holders to purchase one share of common stock in exchange for $1 and one warrant. At December 31, 1995 and June 30, 1996, a total of 90,909 warrants are outstanding. All of the outstanding warrants expire on October 2, 2001.

At anytime after October 2, 1997, the shareholders covered by the Investment Agreement may, at their option, put the common stock and warrants to the Company and require the Company to immediately pay in cash, in the case of the common stock, the fair market value of the common stock as determined by an independent appraiser and, in the case of the warrants, the fair market value of the common stock less the exercise price of the warrants.

The Company is increasing the carrying amount of the redeemable common stock and warrants so that the carrying amount will equal the estimated redemption amount. The estimated redemption amount at each year end was determined by an independent appraiser. For interim periods, the amount was estimated by management.

RUFFALO, CODY & ASSOCIATES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED.)

- --------------------------------------------------------------------------------

NOTE 7. MAJOR CUSTOMER

Telemarketing revenue for the years ended December 31, 1993, 1994 and 1995 includes approximately $2,750,000, $3,465,000 and $5,600,000, respectively, from a major customer. Trade receivables from this customer totaled $382,928, $579,943 and $522,544 at December 31, 1993, 1994 and 1995, respectively.


NOTE 8. EVENTS SUBSEQUENT TO DECEMBER 31, 1995

On July 15, 1996, McLeod, Inc. consummated the acquisition (the
"Acquisition") of Ruffalo, Cody & Associates, Inc., ("Ruffalo, Cody"), from the shareholders of Ruffalo, Cody by means of a forward triangular merger pursuant to an Agreement and Plan of Reorganization, dated as of July 12, 1996 (the "Agreement"), by and among McLeod, Inc., Ruffalo, Cody and certain shareholders of Ruffalo, Cody. Pursuant to the Agreement, (i) McLeod Merging Co., a newly incorporated Iowa corporation and a wholly-owned subsidiary of McLeod, Inc., was merged with and into Ruffalo, Cody, with McLeod Merging Co. (which has been renamed "Ruffalo, Cody & Associates, Inc.") being the surviving corporation,
(ii) the outstanding shares of Ruffalo, Cody common stock were converted into the right to receive cash and/or shares of McLeod, Inc.'s Class A Common Stock (the "Class A Common Stock"), and (iii) the outstanding options to purchase shares of Ruffalo, Cody common stock were converted into options to purchase shares of the Class A Common Stock (the "Substitute Options"). Under the Agreement, each issued and outstanding share of Ruffalo, Cody common stock was converted into the right to receive a maximum of approximately 0.7 of a share of the Class A Common Stock.

McLeod, Inc. agreed to purchase Ruffalo, Cody for a maximum aggregate purchase price of approximately $21 million (based on the average market price of the Class A Common Stock during the five business days before and after the Acquisition). The purchase price consisted of approximately $4.9 million in cash, 474,807 shares of Class A Common Stock issuable in exchange for Ruffalo, Cody common stock, and 158,009 shares of Class A Common Stock issuable upon the exercise of the Substitute Options. On July 15, 1996, McLeod, Inc. paid an aggregate of approximately $4.8 million in cash and issued 361,420 shares of Class A Common Stock to the shareholders of Ruffalo, Cody, and granted to the Ruffalo, Cody option holders Substitute Options to purchase 158,009 shares of Class A Common Stock. An additional $50,782 in cash and 113,387 shares of McLeod, Inc.'s Class A Common Stock were placed into escrow and will be delivered (if at all) to the shareholders of Ruffalo, Cody over a period of 18 months, contingent upon certain conditions relating to Ruffalo, Cody's ongoing revenues.

                        PRO FORMA FINANCIAL INFORMATION




The unaudited pro forma financial information set forth below presents the pro forma condensed balance sheet of McLeod, Inc. ("McLeod") and Ruffalo, Cody & Associates, Inc. ("Ruffalo, Cody") as of June 30, 1996, as if the acquisition by McLeod of Ruffalo, Cody (the "Acquisition") had been consummated at such date. In addition, the unaudited pro forma condensed statements of income of McLeod and Ruffalo, Cody for the year ended December 31, 1995 and the six months ended June 30, 1996, are presented as if the Acquisition had been consummated as of the beginning of the respective periods.

The following unaudited pro forma financial information has been prepared from, and should be read in conjunction with, the financial statements, including notes thereto, of McLeod and Ruffalo, Cody, respectively.

The unaudited pro forma financial information presented below has been prepared using the purchase method of accounting, whereby the total cost of the Acquisition was allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the Acquisition.

The total net purchase price for the Acquisition presented in the unaudited pro forma financial information does not include the additional consideration (the "Additional Consideration") which McLeod must pay upon the occurrence of certain conditions relating to Ruffalo, Cody's ongoing revenues (the "Conditions"). McLeod has placed into escrow an additional $50,782 in cash and 113,387 shares of McLeod common stock, all or a portion of which will be delivered to the shareholders of Ruffalo, Cody over a period of 18 months upon the fulfillment of certain of the Conditions. The Additional Consideration will be allocated to intangible assets, common stock and additional paid-in capital, as the case may be, at such time as the Conditions are met.

The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the financial position or operating results that would have occurred had the Acquisition been consummated on the dates indicated, or at the beginning of the period for which the consummation of such transaction is being given effect, nor is it necessarily indicative of future operating results or financial position.

MCLEOD, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
JUNE 30, 1996


                                                                                            ADJUSTMENTS
                                                                      RUFFALO, CODY &           FOR
                                                  MCLEOD, INC.        ASSOCIATES, INC.     ACQUISITION (1)         AS ADJUSTED
                                                -----------------     ---------------     ----------------      -----------------
                    ASSETS
Current Assets
   Cash                                         $    232,019,068       $      46,647      $    (4,807,898)(2)   $    227,347,816
                                                                                                   89,999 (5)
   Trade receivables, net                             12,975,005           2,601,859                   --             15,576,864
   Inventory                                           3,075,351                  --                   --              3,075,351
   Prepaid expenses and other                          1,458,181             140,806              (70,000)(4)          1,528,987
                                                -----------------      --------------     ----------------      -----------------
      Total current assets                           249,527,605           2,789,312           (4,787,899)           247,529,018
                                                -----------------      --------------     ----------------      -----------------
Property and Equipment, net                           35,222,557           1,151,221              (63,618)(2)         36,310,160
                                                -----------------      --------------     ----------------      -----------------
Intangibles and Other Assets
   Goodwill, net                                       2,436,333                  --           13,346,976 (2)         15,783,309
   Customer list                                              --                  --            1,600,000 (2)          1,600,000
   Other                                               2,112,998             575,094             (208,215)(2)          2,473,877
                                                                                                   (6,000)(4)
                                                -----------------      --------------     ----------------      -----------------
                                                       4,549,331             575,094           14,732,761             19,857,186
                                                -----------------      --------------     ----------------      -----------------
                                                $    289,299,493       $   4,515,627      $     9,881,244       $    303,696,364
                                                =================      ==============     ================      =================

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts payable                             $     14,848,252       $     372,013      $            --       $     15,220,265
   Other current liabilities                           4,759,561           1,778,896                   --              6,538,457
                                                -----------------      --------------     ----------------      -----------------
      Total current liabilities                       19,607,813           2,150,909                   --             21,758,722
                                                -----------------      --------------     ----------------      -----------------
Long-Term Debt                                                --                  --                   --                     --
                                                -----------------      --------------     ----------------      -----------------
Deferred Revenue, less current portion                 3,762,281                  --                   --              3,762,281
                                                -----------------      --------------     ----------------      -----------------
Redeemable Common Stock and Warrants
   Capital stock, common                                      --           2,227,274           (2,227,274)(3)                 --
   Common stock held by the 401(k) profit
     sharing plan                                             --             139,853             (139,853)(3)                 --
   Warrants                                                   --             545,454             (545,454)(3)                 --
                                                -----------------      --------------     ----------------      -----------------
                                                              --           2,912,581           (2,912,581)                    --
                                                -----------------      --------------     ----------------      -----------------
Common Stockholders' Equity (Deficit)
   Capital stock, common                                 458,364             618,894             (618,894)(3)            461,978
                                                                                                    3,614 (2)
   Additional paid-in capital                        299,833,502                  --           12,242,348 (2)        312,075,850
   Accumulated deficit                               (34,362,467)         (1,026,904)           1,026,904 (3)        (34,362,467)
                                                -----------------      --------------     ----------------      -----------------
                                                     265,929,399            (408,010)          12,653,972            278,175,361
   Less maximum cash obligation related to
      401(k) profit sharing plan shares                       --            (139,853)             139,853 (3)                 --
                                                -----------------      --------------     ----------------      -----------------
                                                     265,929,399            (547,863)          12,793,825            278,175,361
                                                -----------------      --------------     ----------------      -----------------
                                                $    289,299,493       $   4,515,627      $     9,881,244       $    303,696,364
                                                =================      ==============     ================      =================



 (1) Assumes the Conditions for the payment of the Additional Consideration are not met and the total net purchase price is $17,053,860, which is computed as follows, assuming all option shares will be exercised upon vesting:

               Cash                                                       $       4,807,898
               361,420 shares of common stock at $24.75 per share                 8,945,145
               158,009 option shares at $24.75 per option share                   3,910,723
               Less cash to be received upon exercise of vested options            (609,906)
                                                                          ------------------
               Total net purchase price                                   $      17,053,860
                                                                          ==================

 (2) To record the preliminary allocation of the net purchase price to Ruffalo, Cody assets acquired, including goodwill and customer list, and issuance of McLeod common stock and options to acquire McLeod common stock at $24.75 per share, the average market price during the five business days before and after the Acquisition date.

 (3) To eliminate Ruffalo, Cody's common stock, warrants, and accumulated deficit.

 (4) To record a valuation allowance on deferred tax assets acquired due to the uncertainty of realizing the benefit of McLeod's loss carryforwards.

 (5) To record cash received for conversion of Ruffalo, Cody warrants to common stock.

MCLEOD, INC. AND SUBSIDIARIES
PROFORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
YEAR ENDED DECEMBER 31, 1995


                                                                                            ADJUSTMENTS
                                                                    RUFFALO, CODY &             FOR
                                                   MCLEOD, INC.     ASSOCIATES, INC.      ACQUISITION (1)           AS ADJUSTED
                                                 ---------------   -----------------     ------------------      ----------------
Telecommunications and telemarketing
    revenue                                      $   28,997,880    $     13,286,146      $              --       $    42,284,026
                                                 ---------------   -----------------     ------------------      ----------------

Operating expenses:
   Cost of service                                   19,667,138           6,618,481                     --            26,285,619
   Selling, general and administrative               18,053,431           5,376,135                     --            23,429,566
   Depreciation and amortization                      1,835,127             475,296                773,454 (2)         3,083,877
                                                 ---------------   -----------------     ------------------      ----------------
      Total operating expenses                       39,555,696          12,469,912                773,454            52,799,062
                                                 ---------------   -----------------     ------------------      ----------------
Operating income (loss)                             (10,557,816)            816,234               (773,454)          (10,515,036)
Interest income (expense), net                         (771,123)            (77,525)                    --              (848,648)
Income taxes                                                 --            (273,735)               273,735 (3)                --
                                                 ---------------   -----------------     ------------------      ----------------
Net income (loss)                                $  (11,328,939)   $        464,974      $        (499,719)      $   (11,363,684)
                                                 ===============   =================     ==================      ================

Loss per common and common equivalent share      $        (0.31)                                                 $         (0.30)
                                                 ===============                                                 ================

Weighted average common and common
   equivalent shares outstanding                     37,054,744                                                       37,416,164
                                                 ===============                                                 ================


 (1) Assumes the Conditions for the payment of the Additional Consideration are not met and the total net purchase price is $17,053,860, which is computed as follows, assuming all option shares will be exercised upon vesting:

               Cash                                                          $        4,807,898
               361,420 shares of common stock at $24.75 per share                     8,945,145
               158,009 option shares at $24.75 per option share                       3,910,723
               Less cash to be received upon exercise of vested options                (609,906)
                                                                             -------------------
               Total net purchase price                                      $       17,053,860
                                                                             ===================

 (2) To record amortization of intangibles acquired. Goodwill and customer list are being amortized over 25 years and 5 years, respectively.

 (3) Net income (loss) does not include a pro forma adjustment for income taxes due to the availability of net operating loss carryforwards and a valuation allowance.

MCLEOD, INC. AND SUBSIDIARIES
PROFORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 1996

                                                                                               ADJUSTMENTS
                                                                           RUFFALO, CODY &         FOR
                                                         MCLEOD, INC.      ASSOCIATES, INC.   ACQUISITION (1)        AS ADJUSTED
                                                       ---------------     ----------------   ---------------      ----------------
Telecommunications and telemarketing revenue           $    26,405,823     $    8,278,479      $          --      $    34,684,302
                                                       ----------------    ---------------     --------------     ----------------

Operating expenses:
   Cost of service                                          18,723,990          4,225,252                 --           22,949,242
   Selling, general and administrative                      13,976,310          3,252,973                 --           17,229,283
   Depreciation and amortization                             2,572,849            269,281            386,727 (2)        3,228,857
                                                       ----------------    ---------------     --------------     ----------------
      Total operating expenses                              35,273,149          7,747,506            386,727           43,407,382
                                                       ----------------    ---------------     --------------     ----------------
Operating income (loss)                                     (8,867,326)           530,973           (386,727)          (8,723,080)
Interest income (expense), net                                 (15,789)            (5,951)                --              (21,740)
Income taxes                                                        --           (194,000)           194,000 (3)               --
                                                       ----------------    ---------------     --------------     ----------------
Net income (loss)                                      $    (8,883,115)    $      331,022      $    (192,727)     $    (8,744,820)
                                                       ================    ===============     ==============     ================

Loss per common and common equivalent share            $         (0.23)                                           $         (0.22)
                                                       ================                                           ================

Weighted average common and common equivalent
   shares outstanding                                       38,511,720                                                 38,873,140
                                                       ================                                           ================


 (1) Assumes the Conditions for the payment of the Additional Consideration are not met and the total net purchase price is $17,053,860, which is computed as follows, assuming all option shares will be exercised upon vesting:

               Cash                                                         $      4,807,898
               361,420 shares of common stock at $24.75 per share                  8,945,145
               158,009 option shares at $24.75 per option share                    3,910,723
               Less cash to be received upon exercise of vested options             (609,906)
                                                                            -----------------
               Total net purchase price                                     $     17,053,860
                                                                            =================

 (2) To record amortization of intangibles acquired. Goodwill and customer list are being amortized over 25 years and 5 years, respectively.

 (3) Net income (loss) does not include a pro forma adjustment for income taxes due to the availability of net operating loss carryforwards and a valuation allowance.